UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
Indicate by check mark
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Principal Financial Officer

On February 12, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of Solaris Energy Infrastructure, Inc. (the “Company”) appointed Stephan E. Tompsett as Chief Financial Officer of the Company. Mr. Tompsett will serve as the principal financial officer of the Company.

Prior to joining the Company, Mr. Tompsett, age 49, served as the Chief Financial Officer of Aris Water Solutions, Inc. (formerly NYSE: ARIS) from September 2022 until October 2025. From May 2021 until May 2022, Mr. Tompsett served as Chief Financial Officer of Limetree Bay Energy, a large-scale refinery, terminal and logistics hub located in the U.S. Virgin Islands. During his tenure at Limetree Bay Energy, Mr. Tompsett was a member of the turnaround management team responsible for leading the financial restructuring and eventual Chapter 11 bankruptcy filing and sale of Limetree Bay Refining, and the separation and recapitalization of Limetree Bay Terminals. Prior to this, Mr. Tompsett served as the Chief Financial Officer and Treasurer of EagleClaw Midstream Ventures, LLC, a Blackstone portfolio company engaged in natural gas gathering, transportation, and processing in the Delaware Basin from March 2019 to April 2021. Mr. Tompsett served as Vice President and Treasurer of Andeavor (formerly Tesoro Corporation), a Fortune 500 independent refining, marketing and logistics company from September 2016 to October 2018. He began his career at JPMorgan as an investment banker. Mr. Tompsett holds a Master of Business Administration degree from the Red McCombs School of Business at the University of Texas at Austin, and a Bachelor of Science degree in Biology and Mathematics from the University of Texas at Austin.

There are no family relationships between Mr. Tompsett and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Tompsett and any other person pursuant to which Mr. Tompsett was appointed as the Company’s Chief Financial Officer. The Company is not aware of any transaction involving Mr. Tompsett that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has not entered into any material plan, contract or arrangement with Mr. Tompsett, as the terms of Mr. Tompsett’s compensation in connection with his appointment as Chief Financial Officer are still being finalized. To the extent required under applicable rules, the Company will disclose any compensation terms in a subsequent filing to be made by the Company under the Exchange Act.

In connection with Mr. Tompsett’s appointment, as of the Effective Date, Kyle Ramachandran ceased serving as the Company’s Chief Financial Officer, a position he has held since the Company’s initial public offering, in order to focus on the continued growth of the Company’s power business. Mr. Ramachandran will continue to serve as the Company’s President and head of the Company’s Solaris Power Solutions segment.

Indemnification Agreement

In connection with Mr. Tompsett’s appointment as Chief Financial Officer, the Company entered into an Indemnification Agreement (“Indemnification Agreement”) with Mr. Tompsett. The Indemnification Agreement requires the Company to indemnify Mr. Tompsett to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Indemnification Agreement (Stephan E. Tompsett).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ William A. Zartler
Name:	William A. Zartler
Title:	Chairman and Co-Chief Executive Officer

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